Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Anavex Life Sciences Corp.

New York, New York

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 Amendment No. 2 of our report dated December 29, 2015, relating to the consolidated financial statements of Anavex Life Sciences Corp. appearing in the Company’s Annual Report on Form 10-K for the year ended September 30, 2015.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

New York, New York

August 26, 2016